EXHIBIT 10.51

                                  [LETTERHEAD]

February 3, 1998

Mr. Warren R. Nelson
Chief Financial Officer
Shells Seafood Restaurant, Inc.
16313 North Dale Mabry
Suite 100
Tampa, Florida 33618

Dear Warren:

We are pleased to provide you with the following Term Sheet for Shells Seafood Restaurants, Inc. ("Borrower") based on the following terms and conditions:

Borrower:           Shells Seafood Restaurants, Inc. ("Borrower")

Loan Amount:        Up to One Million Dollars ($1,000,000). Loan amount will be limited to the lessor of 75% if MAI appraised value or cost

Rate: Wall Street Journal Prime Rate minus 1/2%, floating. During the life of the loan the Borrower has the option to fix the rate at "Prime" for a 12 month period.

Repayment
Terms: Thirty-Six (36) monthly payments of principal plus interest based on a 15-year amortization. Amortization is as follows:

                                   Year One       $3,000 Monthly Principal
                                   Year Two       $3,500 Monthly Principal
                                   Year Three     $4,000 Monthly Principal

Collateral:         A first real estate mortgage on the property located at
                    3802 East 82nd Street, Indianapolis, Indiana 98102. Loan will be cross-collateralized with all other Manufacturers
                    Bank of Florida loans currently outstanding.

Fees: A 1/2% facility fee will be due from the Borrower upon acceptance of the loan commitment.

Financial
Covenants:          The Loan Agreement will include covenants customarily found in loan agreements for similar transactions and any additional covenants to the context of the proposed transaction. Specific financial covenants will include:

                    1)   Total Liabilities/Tangible Net Worth less than 2.0 to
                         1.0.
                    2) Earnings before Interest, Taxes, Depreciation and Amortization. (EBITDA)/Current Maturities Long Term Debt (CMLTD) plus Interest Expense greater than 2.0 to 1.0.
                    3) Borrower agrees to maintain a minimum of $750,000 in average balances with Manufacturers Bank of Florida.

Mr. Warren R. Nelson
February 3, 1998
Page Two


Borrower agrees to pay all reasonable closing costs associated with the above loan including, but not limited to attorney fees, underwriting/due diligence costs, appraisal fees, documentation stamps, intangible tax and recording fees.

Please indicate your acceptance of the above terms and conditions contained herein by signing below and returning one copy of this Term Sheet to the undersigned.

We look forward to discussing this credit facility in further detail at your earliest convenience.

Sincerely,

/s/JOSEPH V. CHILLARA                          /s/ALFRED T. ROGERS
--------------------------                     ---------------------------
Sr. Vice President                             Sr. Vice President



                            ACCEPTANCE OF TERM SHEET

The above terms and conditions are accepted and agreed to this____________ day of February 1998.

          "BORROWER"

     SHELLS SEAFOOD RESTAURANTS, INC.


By:
   -----------------------------------
        Warren R. Nelson

Its:
   -----------------------------------